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                                                                       EXHIBIT 2

                            JOINT FILING STATEMENT
                        PURSUANT TO RULE 13D-1(K)(1)

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.



DAVID D. TSANG

/s/ DAVID D. TSANG
-------------------------------
David D. Tsang

TA-LIN HSU

/s/ TA-LIN HSU
-------------------------------
Ta-lin Hsu

ADVANCED SEMICONDUCTOR
ENGINEERING, INC.

/s/ JASON C.S. CHANG
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Chairman

ASIA PACIFIC GROWTH FUND II, L.P.
By:  H&Q ASIA PACIFIC II, LLC, General
     Partner

/s/ TA-LIN HSU
-------------------------------
Managing Member